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                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made this 27TH day of March, 1998 by and between U.S. On-Line Cable, L.L.C. ("On-Line Cable"), a Texas limited liability company, and U.S. OnLine Communications L.L.C. ("OnLine Communications"), a Washington limited liability company (collectively, the "Companies").

     WHEREAS, the Board of Managers of the Companies have determined that it is advisable that On-Line Cable be merged with and into OnLine Communications (the "Merger");

     WHEREAS, On-Line Cable is a limited liability company duly organized and existing under the laws of the State of Texas, having been organized on May 11, 1994;

     WHEREAS OnLine Communications is a limited liability company duly organized and existing under the laws of the State of Washington, having been organized on June 21, 1995;

     NOW, THEREFORE, the parties hereto agree that On-Line Cable shall be merged with and into OnLine Communications and that the terms and conditions of the Merger shall be as follows:


                                        I

                               Legal Certification

     Upon the approval of the members of the Companies, Articles of Merger in substantially the form annexed hereto as Exhibit A shall be executed in duplicate by each limited liability company and shall be delivered to the Secretary of State of the State of Washington and the Secretary of State of the State of Texas for filing. The Managers and officers of the Companies are authorized to execute and deliver Articles of Merger for filing with such Secretaries of State, and to execute and deliver such other certificates, documents and agreements, and to take such other action, as they deem necessary or desirable to accomplish the Merger.


                                       II

                          Effective Date of the Merger

     Upon filing of the Articles of Merger with the Secretary of State of the State of Washington and the Secretary of State of the State of Texas (the "Effective Date"), this Agreement and the Merger contemplated herein shall be effective; On-Line Cable (the "Disappearing Company") shall be merged with and into OnLine Communications and the separate existence of the Disappearing Company shall cease. OnLine Communications (the "Surviving Company") shall continue its limited liability company existence under the laws of



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the State of Washington. Upon the Effective Date of the Merger contemplated herein, all of the outstanding equity interests of On-Line Cable, and the percentage interests of any of its members represented thereby, shall be canceled without further action on the part of On-Line Cable or its members.


                                       III

                                    Managers

     The managers of OnLine Communications on the Effective Date of the Merger shall continue as the managers of the Surviving Company until their resignation or removal or until their respective successors are duly elected by the members of the Surviving Company.


                                       IV

                            Articles of Organization

     The Articles of Organization of OnLine Communications in effect on the Effective Date shall be the Articles of Organization of the Surviving Company until the same shall be further altered, amended or repealed in the manner provided therein and as prescribed by law, and the terms and provisions thereof are hereby incorporated in this Agreement with the same force and effect as though herein set forth in full.


                                        V

                                Principal Office

     The principal office of OnLine Communications in the State of Washington is 1201 Third Avenue, Suite 5400, Seattle, WA 98101.


                                       VI

                              Effect of the Merger

     The limited liability company existence of On-Line Cable, with all its purposes, power and objects, shall cease upon the Effective Date of the Merger. All of On-Line Cable's privileges, immunities and franchises, both public and private, all of its properties, real, personal and mixed, all of its debts due on whatever account, all of its other choses-in-action, and all and every other interest of, belonging to or due to On-Line Cable shall be taken by, transferred to, and vested in OnLine Communications, as the Surviving Company, without further act or deed as of the Effective Date, and the title to any real estate or any interests therein shall not revert or be in any way impaired by reason of this Merger.

        The Surviving Company shall, as of the Effective Date, be responsible and liable for all



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liabilities and obligations of On-Line Cable. Neither the rights of creditors nor any liens upon the property of the Disappearing Company shall be impaired by the Merger; provided, however, that all inter-company debts and obligations owed by On-Line Cable and OnLine Communications to each other shall be canceled.

     The Disappearing Company shall take or cause to be taken all action, or do or cause to be done all things necessary or advisable and proper under all applicable laws to consummate this Merger.


                                       VII

               Manner and Basis of Treating Outstanding Interests

     The manner and basis of converting the outstanding interests of each limited liability company into interests of the successor limited liability company are as follows:

     The members' interests in On-Line Cable as it exists immediately prior to the Merger will be canceled as of the effective date of the Merger and no interest in the Surviving Company will be issued in respect thereof. All interests in OnLine Communication, as the Surviving Company, will remain unchanged.


                                      VIII

                               Approval of Members

     The terms and conditions of the Merger were authorized and approved by the members of each limited liability company by the requisite vote of its members as set forth in its operating agreement or its regulations.


                                       IX

                          Exclusivity of the Agreement

     This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof and may not be modified except in a writing duly executed by each of the parties hereto. No waiver of any rights hereunder shall be effective unless in writing and duly executed by the waiving party.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each party has caused this Agreement to be signed in its name and on its behalf by its authorized person. Each authorized person acknowledges this Agreement to be the act and deed of the limited liability company on whose behalf the authorized person has executed this Agreement and, under the penalties of perjury, certifies that the matters and facts



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set forth herein are true in all material respects to the best of that person's knowledge, information and belief.


U.S. OnLine Communications, L.L.C.      U.S. On-Line Cable, L.L.C.


By:                                     By:
    ---------------------------------       ------------------------------------
    Its                                     Its
        -----------------------------           --------------------------------












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                                                                       EXHIBIT A


                              ARTICLES OF MERGER OF

    U.S. ONLINE COMMUNICATIONS L.L.C., A WASHINGTON LIMITED LIABILITY COMPANY

                                       AND

          U.S. ON-LINE CABLE, L.L.C., A TEXAS LIMITED LIABILITY COMPANY


     THESE ARTICLES OF MERGER are executed for the purpose of merging U.S. On-Line Cable, L.L.C. a Texas limited liability company (the "Disappearing Company") with and into U.S. OnLine Communications L.L.C., a Washington limited liability company (the "Surviving Company"). The name of the surviving company in the merger is U.S. OnLine Communications L.L.C., a Washington limited liability company.

     1) The Agreement and Plan of Merger is attached hereto and made a part hereof.

     2) The merger has been duly approved by the Members of each of the limited liability companies pursuant to the provisions of the Washington Limited Liability Company Act and the Texas Limited Liability Company Act.

     3) U.S. OnLine Communications L.L.C. is the "parent entity" of U.S. On-Line Cable, L.L.C. as set forth in Article 10.05 of the Texas Limited Liability Company Act. U.S. On-Line Cable, L.L.C. has one class of membership interests, 99.09% of which are owned by U.S. OnLine Communications L.L.C.

     4) The members of U.S. OnLine Communications L.L.C. duly approved the Agreement and Plan of Merger on March __, 1998, pursuant to the following resolution:

          RESOLVED, that the Agreement and Plan of Merger (the "Merger Agreement") presented to the members of the Company, pursuant to which Merger Agreement U.S. On-Line Cable, L.L.C., a Texas limited liability company ("Cable") will be merged with and into the Company, is hereby authorized and approved. Each of the managers, the CEO, the President and the Secretary of the Company (the "Authorized Officers") are hereby authorized and directed to take any and all such action as they deem necessary or desirable to consummate the transactions contemplated in the Merger Agreement, subject to the receipt of such third party consents as such managers and Authorized Officers deem necessary or advisable prior to the consummation of such transactions. Without limiting the generality of the forgoing, each of the managers and each of such officers are hereby authorized and directed to execute, deliver and cause the Company to perform the Merger Agreement, to execute and deliver for filing to the



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     Washington Secretary of State and the Texas Secretary of State Articles of
     Merger, and to take any and all such action as any of such managers and officers deem necessary or advisable to cause the Company to consummate the transactions contemplated in the Merger Agreement.

     5) Article VII of the Agreement and Plan of Merger sets forth the manner and basis under which membership interests of the Disappearing Company will be treated.

     6) The address of the principal office of the Surviving Company in the State of Washington is 1201 Third Avenue, Suite 5400, Seattle, Washington 98101.


     Dated: _____________, 1998.


                                        U.S. ON-LINE CABLE, L.L.C.,
                                        a Texas limited liability company

                                        By:
                                            ------------------------------------
                                            Its
                                                --------------------------------


                                        U.S. ONLINE COMMUNICATIONS L.L.C.,
                                        a Washington limited liability company

                                        By:
                                            ------------------------------------
                                            Its
                                                --------------------------------



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